EXHIBIT 10

                           CONSENT OF WERNER & KENNEDY



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                                WERNER & KENNEDY
                                  1633 Broadway
                               New York, NY 10019
                                    ---------
                        EMAIL: WERNERKENNEDY@MCIMAIL.COM
                            TELEPHONE (212) 408-6900
                            FACSIMILE (212) 408-6950

WRITER'S DIRECT DIAL NUMBER
(212) 408-6900

                                                              October 3, 1997

American Skandia Trust
One Corporate Drive
Shelton, Connecticut  06484

     Re: Post-Effective Amendment No. 23 under the Securities Act of 1933 and Post-Effective Amendment No. 25 under the Investment Company Act of 1940 to the Registration Statement of American Skandia Trust filed on Form N-1A
              Registration No.: 33-24962
              Investment Company Act No.: 811-5186
              Our File No.74874-00-100
___________________________________________

Dear Mesdames and Messrs.:

         You have requested us, as counsel to American Skandia Trust (the "Trust"), to furnish you with this opinion in connection with the above-referenced registration statement (the "Registration Statement") filed by the Trust under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         We have made such examination of the statutes, authorities, and records of the Trust and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

         Based upon the foregoing, we are of the opinion that the Trust is a Massachusetts business trust organized with one or more series of shares and is registered as an open-end management investment company under the 1940 Act, and that the shares, when issued and sold in accordance with the laws of applicable jurisdictions, and with the terms of the Prospectus and Statement of Additional Information included as part of the Registration Statement, will be valid, legally issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form N-1A under the 1933 Act and the 1940 Act, and to the reference to our name under the heading "Counsel and Auditors" included in the Prospectus of the Registration Statement.


                                                           Very truly yours,


                                                           /s/ Werner & Kennedy
                                                           Werner & Kennedy